CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in constituting part of Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Asset Allocation, Fidelity Advisor Dividend Growth Fund, Fidelity Advisor Dynamic Capital Appreciation Fund, Fidelity Advisor Fifty Fund, and Fidelity Advisor Small Cap Fund of our reports dated January 12, 2001 on the financial statements and financial highlights included in the November 30, 2000 Annual Reports to Shareholders of Fidelity Advisor Asset Allocation Fund, Fidelity Advisor Dividend Growth Fund, Fidelity Advisor Dynamic Capital Appreciation Fund, Fidelity Advisor Fifty Fund, and Fidelity Advisor Small Cap Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 26, 2001